Exhibit 3.25

State of Delaware Secretary of State Division of Corporations Delivered 03:04 PM 07/16/2009 FILED 02:58 PM 07/16/2009 SRV 090704165 - 4710311 FILE   CERTIFICATE OF FORMATION OF 800 COTTONTAIL, LLC  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:  FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is: “800 COTTONTAIL, LLC”.  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is National Registered Agents, Inc., 160 Greentree Drive, Suite 101 in the City of Dover, DE 19904, in the County of Kent.  THIRD: The limited liability company shall not have a specific date of dissolution and shall, subject to the terms and provisions of the limited liability company’s Limited Liability Company Agreement and of the Delaware Limited Liability Company Act, have a perpetual existence.  Executed:   July 16, 2009.  /s/ Nicole Piazza Nicole Piazza  Authorized Person  HF 5204339v. 1 #10831/0013